CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No.
4 to Registration Statement No.
333-40186 of Oppenheimer Main Street Opportunity Fund on
Form N-1A of our report dated September 21, 2004, appearing
in the Statement of Additional Information, which is part
of such Registration Statement, and to the reference to us
under the headings "Independent Registered Public
Accounting Firm" in the Statement of Additional Information
and "Financial Highlights" in the Prospectus, which is also
part of such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
September 24, 2004